UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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AVIZA TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AVIZA TECHNOLOGY, INC.
440 KINGS VILLAGE ROAD
SCOTTS VALLEY, CALIFORNIA 95066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Aviza Technology, Inc.:  Notice is hereby given that we will hold the annual meeting of stockholders of Aviza Technology, Inc. at our corporate headquarters, located at 440 Kings Village Road, Scotts Valley, California 95066, on Wednesday, January 31, 2007. The meeting will start at 10:00 a.m. (PST). At the meeting, we will ask you to:

•       consider and vote upon a proposal to re-elect Jerauld J. Cutini and elect C. Richard Neely, Jr. to our board of directors;

•       consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007; and

•       consider and vote upon a proposal to approve the Aviza Technology, Inc. 2007 Management Bonus Plan, which we refer to as the 2007 Bonus Plan.

By Order of the Board of Directors,

Patrick C. O’Connor
Secretary

This proxy statement and accompanying proxy card are first being distributed on or about December 19, 2006.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

i

AVIZA TECHNOLOGY, INC.

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.                 Q:   Who is soliciting my vote?

A:              This proxy solicitation is being made by our board of directors. We have retained InvestorCom, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including InvestorCom, Inc.’s fee, which we expect to be approximately $1,500, plus expenses.

2.                 Q:   What may I vote on?

A:              You may vote on:

•        a proposal to re-elect Jerauld J. Cutini and elect C. Richard Neely, Jr. to serve on our board of directors;

•        a proposal to approve the appointment of our independent registered public accounting firm for fiscal year 2007; and

•        a proposal to approve the 2007 Bonus Plan.

3.                 Q:   What vote is required to elect the director nominees to the board of directors?

A:              The two director nominees receiving the highest number of affirmative votes cast from holders of outstanding shares of our common stock entitled to vote and represented, in person or by proxy, at the annual meeting will be elected.

4.   Q:   What vote is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007?

A:              The affirmative vote of the holders of a majority of outstanding shares of our common stock entitled to vote and represented, in person or by proxy, at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007.

5.                 Q:   What vote is required to approve the 2007 Bonus Plan?

A:              A majority of votes cast from holders of outstanding shares of our common stock entitled to vote and represented, in person or by proxy, at the annual meeting is required to approve the 2007 Bonus Plan.

6.                 Q:   How does the board of directors recommend I vote on the proposals?

A:              Our board of directors recommends that you vote:

•        FOR each of the director nominees;

•        FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007; and

•        FOR the approval of the 2007 Bonus Plan.

7.                 Q:   What is a “quorum”?

A:              The holders of a majority of outstanding shares of our common stock entitled to vote and represented, in person or by proxy, at the annual meeting constitutes a “quorum.” There must be a quorum at the annual meeting for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum. Broker “non-votes” are also counted as present for the purpose of determining the presence of a quorum.

8.                 Q:   What happens if I do not vote?

A:              If you are a stockholder as of the record date and you do not submit a proxy card at the annual meeting, your proxy will not be counted as present for the purpose of determining the presence of a quorum and will have no effect on any of the three proposals set forth in this proxy statement. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the annual meeting. As a result, your abstention will have no effect on the proposal to elect the director nominees, no effect on the proposal to approve the 2007 Bonus Plan and the same effect as a vote against the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007.

9.                 Q:   What is a broker “non-vote”?

A:              Broker “non-votes” occur when a broker holding shares for a beneficial owner returns a proxy card but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. A broker “non-vote” will have no effect on the proposal to elect the director nominees, no effect on the proposal to approve the 2007 Bonus Plan and the same effect as a vote against the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007.

10.          Q:   Who is entitled to vote?

A:              Stockholders as of the close of business on December 15, 2006, the record date, are entitled to vote on all proposals properly presented at the annual meeting. On December 15, 2006, 16,150,752 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders will be available during ordinary business hours at our principal place of business located at 440 Kings Village Road, Scotts Valley, California 95066 from our corporate secretary at least 10 days before the annual meeting. The list of stockholders will also be available at the time and place of the annual meeting.

11.          Q:   Who can attend the annual meeting?

A:              Only stockholders of record as of the close of business on December 15, 2006, holders of proxies for those stockholders and other persons invited by us can attend the annual meeting. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you were the direct or indirect beneficial owner of shares of our common stock on December 15, 2006 to attend the annual meeting.

12.          Q:   Can I vote in person at the annual meeting?

A:              Yes. If you are a registered holder of our common stock, you may vote in person at the annual meeting. If you wish to vote your shares in person at the annual meeting and they are held by your broker in “street name,” you must bring a letter from the broker to the meeting showing that you were the beneficial owner of shares of our common stock on December 15, 2006.

13.          Q:   How do I vote by mail?

A:              If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted by one of the individuals indicated on the card, your “proxy,” as you direct. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees, FOR the ratification of the appointment of our independent registered public accounting firm and FOR the approval of the 2007 Bonus Plan.

14.          Q:   How do I vote my shares if they are held in street name?

A:              If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how you wish your shares to be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the annual meeting, but you must bring a letter from your broker showing that you were the beneficial owner of your shares on December 15, 2006.

15.          Q:   Can I vote by telephone or over the internet?

A:              If your shares are held by your broker in “street name,” telephone and internet voting is available through ADP Proxy Services. Instructions will be included on the voting instruction card generated by ADP Proxy Services. If you are a registered holder of our common stock, telephone and internet voting is not available, and you are urged to complete and return a proxy card by mail.

16. Q:   Can I change my vote after I return my proxy card or after I have voted by telephone or over the internet?

A:              Yes. You may change your vote at any time before the voting concludes at the annual meeting by:

•        returning another proxy card with a later date by mail, or voting by telephone or over the internet subsequent to the prior time you voted by telephone or over the internet;

•        notifying our corporate secretary in writing before the annual meeting that you wish to revoke your proxy; or

•        voting in person at the annual meeting.

17.          Q:   How will voting on any business not described on the notice of annual meeting be conducted?

A:              We do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Jerauld J. Cutini, our President and Chief Executive Officer, and Patrick C. O’Connor, our Executive Vice President, Chief Financial Officer and Secretary, to vote on such matters at their discretion.

18.          Q:   Who will count the votes?

A:              Proxies will be tabulated by our transfer agent, American Stock Transfer & Trust Company.

19.          Q:   Is my vote confidential?

A:              Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer & Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit American Stock Transfer & Trust Company to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

20.          Q:   When was this proxy statement mailed to stockholders?

A:              This proxy statement was first mailed to stockholders on or about December 19, 2006.

21.          Q:   When are the stockholder proposals for the 2008 annual meeting due?

A:              Under the rules adopted by the Securities and Exchange Commission, or SEC, for stockholder proposals to be considered for inclusion in next year’s proxy statement, they must be submitted in writing to Aviza Technology, Inc., 440 Kings Village Road, Scotts Valley, California 95066, Attention: Secretary, on or before August 20, 2007. In addition, our bylaws provide that for directors to be nominated by a stockholder at an annual meeting, our corporate secretary must receive an additional notice of any nomination or proposal not less than 120 days prior to the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting. However, if our 2008 annual meeting is not within 30 days of January 31, 2008, to be timely, we must receive the notice by the stockholder not later than the close of business on the tenth day following the day on which we first made a public announcement of the date of the annual meeting or we mail the notice of the annual meeting, whichever occurs first.

22.          Q:   Will Aviza webcast the annual meeting?

A:              No. The annual meeting will not be webcast.

PROPOSAL ONE—ELECTION OF DIRECTORS

General

Our board of directors is classified into three classes, designated as Class I, Class II and Class III. Each class of directors, to the extent practicable, consists of an equal number of directors. At this first annual meeting, the term of office of the Class I directors will expire, and the Class I directors elected at this annual meeting will be elected for a full three-year term. At the second annual meeting, the term of office of the Class II directors will expire, and the Class II directors elected at that annual meeting will be elected for a full three-year term. At the third annual meeting, the term of office of the Class III directors will expire, and the Class III directors elected at that annual meeting will be elected for a full three-year term. At each succeeding annual meeting, directors will be elected for a full three-year term to succeed the directors of the class whose terms expire at such annual meeting.

The following table sets forth our directors and director nominees as of December 18, 2006. The ages of the individuals are provided as of December 18, 2006:

Name	Age	Positions and Offices Currently Held	Class	Expiration of term as Director	Committees
Jerauld J. Cutini	47	President, Chief Executive Officer and Director	I	2007
John Macneil	48	Executive Vice President, Chief Technology Officer and Director	I	2007
C. Richard Neely, Jr.	52	Director Nominee	I
Richard M. Conn	62	Director	II	2008	(2)
Dana Ditmore	65	Director	II	2008	(1),(3)
Klaus C. Wiemer	69	Director	II	2008	(1),(2)
Robert R. Anderson	69	Chairman of the Board of Directors	III	2009	(1),(3)
David C. Fries	62	Director	III	2009	(2),(3)
Andrew T. Sheehan	49	Director	III	2009

Committee Designation:

(1)          Member of the Audit Committee

(2)          Member of the Compensation Committee

(3)          Member of the Corporate Governance and Nominating Committee

Election of Class I Directors

At the annual meeting, you will elect two directors for a three-year term expiring at the 2010 annual meeting of stockholders and until their successors are duly elected and qualified. The corporate governance and nominating committee of our board of directors recommended, and our board of directors accepted, the following two persons as nominees for election to our board of directors: Jerauld J. Cutini and C. Richard Neely, Jr. Mr. Cutini is currently on our board of directors, and Mr. Neely has been nominated to replace Dr. John Macneil. If either Mr. Cutini or Mr. Neely should be unable or decline to serve at the time of the annual meeting, the persons named as proxies on the proxy card will vote for such substitute nominee(s) as our board of directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our board of directors. Our board of directors has no reason to believe that the nominees will be unable or decline to serve as directors if elected.

Nominees

Jerauld J. Cutini.   Mr. Cutini has more than 25 years of experience in the semiconductor equipment industry, during which time he has served in various management positions. He has expertise in mergers and acquisitions, public offerings and capital financings. Mr. Cutini is our President and Chief Executive Officer and a director, and has served in that capacity since co-founding the company in September 2003 when we were privately held. From April 2001 to September 2003, Mr. Cutini was principally a private investor and consultant for the semiconductor industry under the name ITC Associates. Mr. Cutini was also a co-founder and director of OnTrak Systems, Inc., an equipment provider for the semiconductor industry, where he served as President from 1997 to 1998. Mr. Cutini has also held management positions at other semiconductor industry companies, including Applied Materials, Inc. and Silicon Valley Group, Inc. He currently serves as a director of SEMI North America. Prior to beginning his career in technology, Mr. Cutini served in the United States Navy and Naval Reserves from 1978 to 1984.

C. Richard Neely, Jr.   Mr. Neely has more than 24 years of financial and operations management experience in the semiconductor and electronic design automation industries, as well as start-up company environments. Since September 2005, Mr. Neely has served as Chief Financial Officer of Monolithic Power Systems, Inc., a Nasdaq-listed semiconductor company. From November 2002 to September 2005, Mr. Neely was the Chief Financial Officer of NuCORE Technology, Inc., a privately held developer of digital and analog imaging devices for digital still and video cameras. From August 2001 to November 2002, Mr. Neely was the principal of his own consulting practice, Neely Consulting. In addition, Mr. Neely spent 16 years, from 1980 to 1996, with Advanced Micro Devices, Inc. in a variety of senior financial management positions worldwide, including assignments in the Philippines, Singapore and Switzerland. Mr. Neely holds an undergraduate degree in economics from Whitman College and a Master of Business Administration degree from the University of Chicago.

Other Directors

The following directors, except for Dr. John Macneil, whose term of office expires at the annual meeting, will continue to serve after the annual meeting until such time as their respective terms of office expire and their respective successors are duly elected and qualified:

Robert R. Anderson.   Mr. Anderson has served on our board of directors since December 2005 and on the board of directors of Trikon Technologies, Inc. from April 2000 to December 2005. Mr. Anderson is a private investor. From January 1994 to January 31, 2001, he was Chairman of Silicon Valley Research, Inc., a semiconductor design automation software company, and its Chief Executive Officer from December 1996 to August 1998, and from April 1994 to July 1995. In addition to serving as a director of Trikon, Mr. Anderson currently serves as a director of MKS Instruments, Inc. and Aehr test Systems, Inc. Mr. Anderson is a graduate of Bentley College and served as a trustee of Bentley College from 1993 through 2004.

Richard M. Conn.   Mr. Conn has served on our board of directors since December 2005 and on the board of directors of Trikon Technologies, Inc. from January 1998 to December 2005. Mr. Conn formed Business Development Consulting in early 1997, which delivers sales and marketing consultancy to the semiconductor equipment industry. Mr. Conn has held several other positions in the semiconductor industry at companies that include Eaton Semiconductor Equipment, Applied Materials U.K. and ITT Semiconductors. Mr. Conn has a Bachelor of Science degree in physics from Imperial College, London University.

Dana C. Ditmore.   Mr. Ditmore has served on our board of directors since December 2005. From January 1997 to the present, Mr. Ditmore has served as President of Oak Valley Consulting, Inc., a consulting firm for the semiconductor industry. From January 2001 to December 2002, Mr. Ditmore served as President and Chief Operating Officer of Tru-Si Technologies, Inc. an equipment provider for the semiconductor industry. From August 1998 to August 2000, Mr. Ditmore served as Vice President and General Manager of the Customer Support Business Group of Lam Research Corporation, an equipment provider for the semiconductor industry. Mr. Ditmore received a Bachelor of Science degree and a Masters of Science degree in Mechanical Engineering from the University of California, Berkeley.

David C. Fries, Ph.D.   Dr. Fries has served on our board of directors since our inception in September 2003 when we were privately held. Dr. Fries has been the Managing Director of VantagePoint Venture Partners, a venture capital firm, since August 2001. From 1995 to 2000, Dr. Fries served as the Chief Executive Officer of Productivity Solutions, Inc., a Florida-based developer of automated checkout technologies for food and discount retailers. From 1987 to 1995, Dr. Fries was a general partner at Canaan Partners, a venture capital firm, where he worked in various capacities with numerous emerging growth technology companies. Dr. Fries received his Ph.D. from Case Western Reserve University.

John Macneil, Ph.D.   Dr. Macneil has more than 20 years of experience in the semiconductor industry. He is our Executive Vice President and Chief Technology Officer and a director, and has served in that capacity since December 2005. From July 2004 to December 2005, Dr. Macneil served as President and Chief Executive Officer and a director of Trikon Technologies, Inc. Dr. Macneil joined Trikon in 1996 as metallisation manager and became Vice President of Engineering in 1999, taking responsibility for product design and development. In July 2004, Dr. Macneil was appointed President and Chief Executive Officer. Prior to joining Trikon, Dr. Macneil served in various technology positions at Motorola and held senior technology positions in a number of research-driven organizations both in the United Kingdom and in the United States. Dr. Macneil earned a Ph.D. in Solid State Physics from Leicester University in 1983 and earned a Master of Business Administration degree from Cardiff University in 1996.

Andrew T. Sheehan.   Mr. Sheehan was appointed to our board of directors effective December 18, 2006 and has been a Managing Director of VantagePoint Venture Partners, a venture capital firm, since November 2002. From April 1998 to October 2002, Mr. Sheehan was a Managing Member of the General Partner of ABS Capital Partners, a private equity firm. Mr. Sheehan is a member of the board on directors of BakBone Software Incorporated, a publicly held storage management software company, and serves on the board of several privately held companies. Mr. Sheehan holds a Bachelor of Arts degree from Dartmouth College and Master of Business Administration degree from The Wharton School of Business.

Klaus C. Wiemer, Ph.D.   Dr. Wiemer has more than 37 years of experience in the semiconductor industry and has served on our board of directors since September 2004 when we were privately held. From June 2002 to the present, Dr. Wiemer has been an independent consultant in the semiconductor manufacturing industry with a concentration in the Southeast Asia and European markets. He has served in a number of senior executive positions at companies in the semiconductor industry, including Texas Instruments Incorporated, Taiwan Semiconductor Manufacturing Company Ltd. and Chartered Semiconductor Manufacturing Ltd. (Singapore). He currently serves on the board of directors of United Test and Assembly Centers, Ltd. in Singapore and InterFet Corp., Richardson, Texas. Dr. Wiemer received a Bachelor of Science degree in physics from Texas Western College (now University of Texas, El Paso), a Masters of Science degree in physics from University of Texas and a Ph.D. in physics from Virginia Polytechnic Institute.

Consideration of Stockholder Nominees for Director

The policy of the corporate governance and nominating committee of our board of directors is to consider properly submitted stockholder nominations for candidates to serve on our board of directors. Pursuant to our bylaws, stockholders who wish to nominate persons for election to our board of directors at the 2008 annual meeting must be stockholders of record when they give us notice, must be entitled to vote at the annual meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our corporate secretary not less than 120 days prior to the date of the corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting. However, if the 2008 annual meeting is not within 30 days of January 31, 2008, to be timely, we must receive the notice by the stockholder not later than the close of business on the tenth day following the day on which we first make a public announcement of the date of the annual meeting or the notice of the annual meeting, whichever occurs first. For the 2008 annual meeting, our corporate secretary must receive the notice on or before August 20, 2007. The stockholder’s notice must include the following information for the person proposed to be nominated:

•       the name, age, business address and residence address of such person;

•       the principal occupation or employment of such person;

•       the class and number of shares of our stock which are beneficially owned by such person;

•       any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors; and

•       such person’s written consent to being named as a nominee and to serving as a director if elected.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•       their names and addresses; and

•       the class and number of shares of our stock owned beneficially and of record by them.

The Chair of the annual meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the corporate governance and nominating committee will apply the same criteria in evaluating the nominee as it would any other candidate nominated to serve on our board of directors and will recommend to our board of directors whether or not the stockholder nominee should be nominated by our board of directors and included in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the corporate governance and nominating committee in connection with its evaluation.

Communications with the Board of Directors or Non-Management Directors

Stockholders who wish to communicate with our board of directors or with non-management directors may send their communications in writing to Aviza Technology, Inc., 440 Kings Village Road, Scotts Valley, California 95066, Attention: Secretary, or send an email to ir@avizatechnology.com. Our corporate secretary will forward these communications to our independent directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications will not be forwarded to the independent directors unless the stockholder submitting the communication identifies himself or herself by name and sets out the class and number of shares of stock owned by him or her beneficially or of record.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE PROPOSED DIRECTOR NOMINEES.

PROPOSAL TWO—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007, subject to stockholder ratification. The following table shows the fees paid or accrued by the company for audit and other services provided by Deloitte & Touche LLP or its affiliates for fiscal years 2006 and 2005 (in thousands):

	Fiscal
	2006	2005
Audit Fees(1)	$838	$1,671
Audit-Related Fees	—	—
Tax Fees(2)	8	38
All Other Fees	—	—
	$846	$1,709

(1)          For professional services rendered for the audits of our annual financial statements for fiscal years 2006 and 2005, reviews of our quarterly financial information for fiscal years 2006 and 2005, fees for services related to our registration statement on Form S-4 in fiscal year 2005 and fees for services related to statutory filings in fiscal years 2006 and fiscal 2005.

(2)          For fiscal years 2006 and 2005, tax services related to property taxes, transfer pricing and company structuring.

During fiscal years 2006 and 2005, the audit committee met with Deloitte & Touche LLP to review audit and non-audit services performed by Deloitte & Touche LLP and the fees charged for such services. Among other things, the audit committee examined the effect that the performance of non-audit services may have upon the independence of the registered public accounting firm. All audit, audit-related and tax services provided by Deloitte & Touche LLP for fiscal years 2006 and 2005 were pre-approved by the audit committee.

The audit committee’s policy is to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the independent registered public accounting firm’s independence from the company. Such pre-approval authority may be delegated by the audit committee to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the full audit committee at its next regular meeting. Any pre-approval decisions must be consistent with the guidelines and fee levels or budgeted amounts established periodically by the audit committee.

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

PROPOSAL THREE—APPROVAL OF THE 2007 BONUS PLAN

Our board of directors adopted the 2007 Bonus Plan on December 15, 2006, and our stockholders are being asked to approve it.

We believe that linking key employees’ compensation to corporate performance increases employee motivation to improve stockholder value. Thus, the employee’s reward is directly related to our success. A performance-based incentive plan rewards key employees for achieving objectives for our financial performance. The purposes of the 2007 Bonus Plan are to motivate key employees to improve stockholder value by linking a portion of their cash compensation to our financial performance, reward key employees for improving our financial performance and help attract and retain key employees.

Summary Description of the 2007 Bonus Plan

The 2007 Bonus Plan is administered by the compensation committee of our board of directors. The members of the compensation committee must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order for cash awards under the 2007 Bonus Plan to qualify as deductible performance-based compensation under Section 162(m). Subject to the terms of the 2007 Bonus Plan, the compensation committee has the sole discretion to determine the key employees who shall be granted awards, and the amounts, terms and conditions of each award. During any fiscal year, no participant may receive a cash award of more than $1.0 million.

In selecting participants for the 2007 Bonus Plan, the compensation committee chooses our key employees who are likely to have a significant effect on our success. The actual number of employees who will receive awards under the 2007 Bonus Plan cannot be determined because eligibility for participation is in the discretion of the compensation committee. However, there are currently eight members of our management team, including each of our three executive officers, eligible for participation in the 2007 Bonus Plan. Participation in future years will be at the discretion of the compensation committee, but we currently expect that a similar number of employees will participate in each fiscal year.

Under the 2007 Bonus Plan, the compensation committee will determine the fiscal year or other performance period for measuring actual performance. The compensation committee will also establish (a) the performance goals which are to be monitored during the performance period and the target level of performance for each business criterion and (b) a formula for calculating a participant’s award depending on how actual performance compared to the pre-established performance goals, which may be based on business criteria including: net income, sales or revenue, acquisitions or strategic transactions, operating income or loss, cash flow, return on capital, return on assets, return on stockholders’ equity, economic value added, stockholder returns, return on sales, gross or net profit margin, productivity, expenses, margins, operating efficiency, customer satisfaction, working capital, earnings or loss per share, price per share of equity securities, market share and number of customers.

The compensation committee may set performance periods and performance goals which differ from participant to participant. For example, the compensation committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities.

After the end of each performance period, a determination will be made by the compensation committee as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award, if any, for each participant will be determined by the level of actual performance achieved. Awards under the 2007 Bonus Plan will be payable in cash after the end of the performance period during which the award was earned.

Given that payments under the 2007 Bonus Plan will be determined by comparing actual performance to the performance goals established by the compensation committee, it is not possible to state prospectively the amount of benefits which will be paid under the 2007 Bonus Plan for any performance period. The following table sets forth an estimate of the maximum awards that may be earned by each of the following persons and groups under the 2007 Bonus Plan in fiscal year 2007. The amounts in the table have been calculated by applying the bonus percentages that would pay out at target performance to the individuals’ fiscal year 2007 salary.

Name and Position	Dollar Value of Potential Bonus
Jerauld J. Cutini, President and Chief Executive Officer	$200,000
Patrick C. O’Connor, Executive Vice President, Chief Financial Officer and Secretary	187,500
John Macneil, Executive Vice President and Chief Technology Officer	160,000
All executive officers as a group (three persons)	$547,500
All non-executive officers as a group (five persons)	$512,500

The compensation committee will be able to amend or terminate the 2007 Bonus Plan at any time and for any reason, as required or appropriate, in order to continue the plan’s qualification under Section 162(m). Material amendments to the 2007 Bonus Plan will be subject to stockholder approval.

Under Section 162(m), the federal income tax deductibility of compensation paid to our chief executive officer and to each of our next four most highly compensated executive officers may be limited to the extent that it exceeds $1.0 million in any one year. We can deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m). For compensation paid under the 2007 Bonus Plan to qualify as “performance-based compensation,” the plan and the performance goals contained in it must be approved by our stockholders. The 2007 Bonus Plan is intended to permit us to pay incentive compensation which qualifies as “performance-based compensation,” thereby permitting us to receive a federal income tax deduction for the payment of this incentive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” APPROVAL OF THE 2007 BONUS PLAN.

CORPORATE GOVERNANCE

Our board of directors is comprised of eight members, of which six members, as well as C. Richard Neely, Jr., nominated to replace Dr. Macneil, are “independent directors” for purposes of the listing requirements for Nasdaq securities. Two directors, Messrs. Cutini and Macneil, are employees of the company. Our board of directors has adopted corporate governance guidelines to address significant corporate governance issues. These guidelines provide a framework for our corporate governance matters and include topics such as composition and evaluation of our board of directors and committees. Among its duties, the corporate governance and nominating committee is responsible for developing and recommending corporate governance guidelines to our board of directors.

The corporate governance guidelines provide that a majority of the members of our board of directors must meet the criteria for independence under the listing requirements for Nasdaq securities. No director qualifies as independent unless our board of directors determines that the director has no direct or indirect material relationship with the company that would adversely affect the director’s independent judgment. Our board of directors has determined that all of our directors and director nominees, other than Messrs. Cutini and Macneil, are independent in accordance with the listing requirements for Nasdaq securities.

Our board of directors has adopted a code of conduct that applies to our directors, officers and employees entitled, “Code of Business Conduct and Ethics,” which we designed to focus each director, officer and employee on areas of ethical risks, provide guidance to such persons to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability. Our code of conduct covers topics such as financial reporting, conflicts of interest, confidentiality of company information, unlawful harassment or discrimination, relationships with clients and suppliers and encourages the reporting of any illegal or unethical behavior.

COMMITTEES AND MEETINGS OF OUR BOARD OF DIRECTORS

Our board of directors held five regularly scheduled and special meetings during fiscal year 2006. All directors attended at least 75% of these meetings. There were no meetings of our stockholders in fiscal year 2006. Our directors are strongly encouraged to attend the annual meeting of stockholders.

Our board of directors has three committees: (ii) audit, (ii) compensation and (iii) corporate governance and nominating. The members of the audit and compensation committees, including their Chairs, are recommended by the corporate governance and nominating committee and then appointed by our board of directors. The members of the corporate governance and nominating committee are appointed by our board of directors. Non-management directors regularly meet outside the presence of Messrs. Cutini and Macneil, both directors who are also employees of the company.

Each of the committees described below has adopted a charter, which has been approved by our board of directors. You can access these committee charters, the corporate governance guidelines and the code of conduct through our website at www.avizatechnology.com or by writing to us at Aviza Technology, Inc., 440 Kings Village Road, Scotts Valley, California 95066, Attention: Secretary, or send an email to ir@avizatechnology.com. We will provide you with this information free of charge. Please note that information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee

Since December 1, 2005, the audit committee has consisted of Messrs. Anderson, as Chair, Wiemer and Ditmore, each of whom was determined by our board of directors to be an “independent director” for purposes of the listing requirements for Nasdaq securities. Our board of directors has designated

Mr. Anderson as an “audit committee financial expert” as that term is defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC. Among its duties, the audit committee assists our board of directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm. The audit committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, who reports directly to the audit committee. The audit committee meets alone with our financial and legal personnel, and with representatives of our independent registered public accounting firm, who have free access to the audit committee at any time. The audit committee has reviewed and discussed our audited financial statements with management. The audit committee held three meetings during fiscal year 2006. All members of the audit committee attended all of these meetings.

Compensation Committee

Since December 1, 2005, the compensation committee has consisted of Messrs. Fries, as Chair, Conn and Wiemer, each determined by our board of directors to be an “independent director” for purposes of the listing requirements for Nasdaq securities. Among its duties, the compensation committee assists our board of directors in discharging its responsibilities relating to reviewing and approving performance goals and objectives relating to the compensation of the chief executive officer, evaluating his or her performance in light of those goals and objectives and determining his or her compensation based on such evaluation; reviewing and approving all compensation for all other officers, directors and all other employees with a base salary greater than or equal to $150,000; and managing and reviewing all bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans. The compensation committee ensures that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders. The compensation committee held seven meetings during fiscal year 2006. All members of the compensation committee attended all of these meetings.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee during fiscal 2006 were Messrs. Fries, as Chair, Conn and Wiemer. No member of this committee was at any time during fiscal year 2006 or at any other time an officer or employee of the company, and no member had any relationship with the company requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or compensation committee during fiscal year 2006.

Corporate Governance and Nominating Committee

Since December 1, 2005, the corporate governance and nominating committee has consisted of Messrs. Fries, as Chair, Anderson and Ditmore, each determined by our board of directors to be an “independent director” for purposes of the listing requirements for Nasdaq securities. Among its duties, the corporate governance and nominating committee assists our board of directors in discharging its responsibilities regarding the identification of qualified candidates to become members of our board of directors, the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on our board of directors, the development and recommendation to our board of directors of a set of corporate governance guidelines and principles applicable to the company and oversight of the evaluation of our board of directors and management. In evaluating candidates to determine if they are qualified to become members of our board of directors, the corporate governance and nominating committee looks for the following attributes, among others: personal and professional integrity, ethics and values; experience in corporate management; experience in the company’s industry and with social policy concerns; experience as a member of the board of directors of another public company; academic expertise in an area of the company’s operations; and practical and mature business judgment. Although the corporate governance and nominating committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The corporate governance and nominating committee uses the same standards to evaluate all director candidates, whether or not the candidates were proposed by stockholders. The corporate governance and nominating committee held two meetings during fiscal year 2006 to consider nominees to our board of directors and other corporate governance matters. All members of the corporate governance and nominating committee attended all of these meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers (as defined under Section 16) and any persons holding more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on our review of these reports and written representations from our directors and executive officers, we believe that during fiscal year 2006, each of our directors, executive officers and more than 10% securityholders complied with all applicable Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 11, 2006 with respect to shares of our common stock that may be issued upon the exercise of options granted, or available for grant, as applicable, to employees, consultants or members of our board of directors under (i) our Amended and Restated 2005 Stock Plan, which we refer to as our 2005 Stock Plan; (ii) Trikon’s 1991 Stock Option Plan, 1998 Directors Stock Option Plan and 2004 Equity Incentive Plan, as amended, each assumed by us in connection with the merger transaction with Trikon, and (iii) Aviza, Inc.’s 2003 Equity Incentive Plan, as amended, assumed by us in connection with the merger transaction with Trikon.

Plan category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,791,164	$5.08	302,733
Equity compensation plans not approved by security holders	—	—	—
Total	3,791,164	$5.08	302,733

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 18, 2006, certain information with respect to the beneficial ownership of our common stock as to:

•       each person known by us to be the beneficial owner of more than 5% of outstanding shares of our common stock;

•       each of our directors and executive officers; and

•       all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 11, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated, and subject to the applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares beneficially owned by them. Unless otherwise noted, the address of each officer, director and stockholder is 440 Kings Village Road, Scotts Valley, California 95066.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
Affiliates of VantagePoint Venture Partners 101 Bayhill Drive, Suite 300 San Bruno, CA 94066	7,814,988	(1)	47.5%
Caisse de dépôt et placement du Québec Place Jean-Paul-Riopelle Montreal, Quebec, Canada, H2Z 2B3	3,282,275	(2)	20.3%
Jerauld J. Cutini	821,979	(3)	5.0%
Patrick C. O’Connor	531,474	(4)	3.2%
John Macneil	132,155	(5)	*
Robert R. Anderson	25,370	(6)	*
David C. Fries	14,502	(7)	*
Richard M. Conn	18,482	(8)	*
Klaus C. Wiemer	14,502	(9)	*
Dana C. Ditmore	25,000	(10)	*
Andrew T. Sheehan	—		—
All directors and executive officers as a group (9 persons)	1,583,464	(11)	9.2%

                 * Less than 1%

       (1) Includes 7,524,988 shares of common stock and 290,000 shares of common stock issuable upon exercise of exercisable warrants. Alan E. Salzman and James D. Marver are managing members of the general partner of the limited partnerships that directly hold such shares, and as such, they may be deemed to share voting and investment power with respect to such shares. Messrs. Salzman and Marver disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein.

       (2) Sylvain Gareau and Frédéric Godbout are the natural persons with beneficial ownership of the shares of common stock attributable to Caisse de dépôt et placement du Québec, based on information provided in a Schedule 13D filed by such persons on May 2, 2006. The number of shares of common stock beneficially owned by Caisse de dépôt et placement du Québec is based on information provided in the aforementioned Schedule 13D.

       (3) Includes 24,041 shares of common stock held by The Cutini Children’s Trust, 25,212 shares of common stock held by The Reynaud Children’s Trust, 324,304 shares of common stock held by The Cutini Family Trust and 448,422 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of December 11, 2006. Mr. Cutini disclaims beneficial ownership with respect to such shares held by the named trusts except to the extent of his pecuniary interest therein.

       (4) Includes 168,920 shares of common stock held by Oak Ventures, L.P. and 362,554 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of December 11, 2006. Mr. O’Connor disclaims beneficial ownership with respect to such shares held by the named partnership except to the extent of his pecuniary interest therein.

       (5) Includes 2,610 shares of common stock and 129,545 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of December 11, 2006.

       (6) Includes 5,800 shares of common stock and 19,570 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of December 11, 2006.

       (7) Represents 14,502 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of December 11, 2006.

       (8) Represents 18,482 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of December 11, 2006.

       (9) Includes 4,502 shares of common stock and 10,000 shares of common stock options currently exercisable with in 60 days of December 11, 2006.

(10) Represents 25,000 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of December 11, 2006.

(11) Includes 555,389 shares of common stock and 1,028,075 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of December 11, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of fiscal year 2006, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a material interest, other than in connection with the transactions described below.

Stock Option Awards

Jerauld J. Cutini.   During fiscal year 2006, Mr. Cutini, our President and Chief Executive Officer, was granted options to purchase an aggregate of 300,000 shares of our common stock at an exercise price of $5.591 per share.

Patrick C. O’Connor.   During fiscal year 2006, Mr. O’Connor, our Executive Vice President and Chief Financial Officer, was granted options to purchase an aggregate of 250,000 shares of our common stock at the exercise price of $5.591 per share.

John Macneil.   During fiscal year 2006, Dr. John Macneil, our Executive Vice President and Chief Technology Officer was granted options to purchase an aggregate of 200,000 shares of our common stock at the exercise price of $5.591 per share.

Stock Sales

On April 24, 2006, we entered into a stock purchase agreement with Caisse de dépôt et placement du Québec, or CDPQ, for the private placement of 3,282,275 shares of our common stock for an aggregate purchase price of $15,000,000. The common shares sold have not been registered under the Securities Act of 1933, as amended. However, the agreement  provides that upon request, we are obligated, subject to certain conditions, to use our reasonable best efforts (i) to prepare and file with the SEC a registration statement to enable the resale of the shares and (ii) to maintain the effectiveness of the registration statement, in each case, for the later of (x) the two-year anniversary of the agreement or (y) the date that all the shares become eligible for sale pursuant to Rule 144 under the Securities Act during any 90-day period.

On April 24, 2006, we issued 238,482 and 2,298,492 shares of common stock to Mr. Cutini, our President and Chief Executive Officer, and affiliates of VantagePoint Venture Partners, or VantagePoint, our largest shareholder, respectively, in exchange for an aggregate 20,000 shares of Series B preferred stock and an aggregate of 90,000 shares of Series B-1 preferred stock of our subsidiary, Aviza, Inc. The shares of Series B and Series B-1 preferred stock of Aviza, Inc. were converted to shares of our common stock based upon the redemption value of the Series B and Series B-1 preferred stock at the date of closing of the private placement with CDPQ divided by the purchase price that CDPQ paid in the private placement, which was $4.57 per share.

DIRECTORS’ COMPENSATION AND BENEFITS

We reimburse each member of our board of directors for out-of-pocket expenses incurred in connection with attending meetings of the entire board of directors and committees of the board of directors.

Board of Directors

Each non-employee member of our board of directors will also receive $2,000 for each meeting attended in person and $1,000 for each meeting attended by telephone. The Chair of our board of directors, if he is not our employee, also receives an annual stipend of $35,000, while other non-employee members of the our board of directors receive an annual stipend of $25,000.

In addition, our board of directors approved a program granting options to non-employee directors under our 2005 Stock Plan, as follows:

•       an initial stock option grant to purchase 20,000 shares of common stock, which options vest over a three-year period; and

•       an annual stock option grant to purchase 20,000 shares of common stock, which options vest 25% each quarter over one year based on the date of our annual meeting.

Committees

In addition to the compensation described above, non-employee directors who are members of committee will be compensated as follows:

Audit Committee.   The Chair of the audit committee will receive $2,500 for each meeting attended in person and $1,000 for each meeting attended by telephone. All other non-employee members of the audit committee will receive $1,500 for each meeting attended in person and $1,000 for each meeting attended by telephone.

Compensation Committee.   The Chair of the compensation committee will receive $1,500 for each meeting attended in person and $1,000 for each meeting attended by telephone. All other non-employee members of the audit committee will receive $1,000 for each meeting attended in person and $1,000 for each meeting attended by telephone.

Corporate Governance and Nominating Committee.   The Chair of the corporate governance and nominating committee will receive $1,500 for each meeting attended in person and $1,000 for each meeting attended by telephone. All other non-employee members of the audit committee will receive $1,000 for each meeting attended in person and $1,000 for each meeting attended by telephone.

EXECUTIVE OFFICERS OF THE REGISTRANT

Jerauld J. Cutini.   Mr. Cutini is 47 years old and has more than 25 years of experience in the semiconductor equipment industry, during which time he has served in various management positions. He has expertise in mergers and acquisitions, public offerings and capital financings. Mr. Cutini is our President and Chief Executive Officer and a director, and has served in that capacity since co-founding the company in September 2003 when we were privately held. From April 2001 to September 2003, Mr. Cutini was principally a private investor and consultant for the semiconductor industry under the name ITC Associates. Mr. Cutini was also a co-founder and director of OnTrak Systems, Inc., an equipment provider for the semiconductor industry, where he served as President from 1997 to 1998. Mr. Cutini has also held management positions at other semiconductor industry companies, including Applied Materials, Inc. and Silicon Valley, Inc. He currently serves as a director of SEMI North America. Prior to beginning his career in technology, Mr. Cutini served in the United States Navy and Naval Reserves from 1978 to 1984.

Patrick C. O’Connor.   Mr. O’Connor is 59 years old and has more than 30 years of corporate finance and management experience, mostly within the semiconductor equipment industry. He is our Executive Vice President, Chief Financial Officer and Secretary, and has served in that capacity since co-founding the company in September 2003 when we were privately held. From August 2002 to December 2004, Mr. O’Connor served as a director and the Chief Financial Officer of Loomis Group Inc., a provider of integrated marketing services. From June 1991 to August 1997, Mr. O’Connor served as Vice President and Chief Financial Officer of OnTrak Systems, Inc. Mr. O’Connor also spent 12 years at Silicon Valley Group, Inc., where he held management positions such as Vice President of Operations and Vice President of Worldwide Service and Quality. From June 1991 to the present, Mr. O’Connor has been the principal owner of P.C. O’Connor Associates, a consulting firm that provides financial and operational services to small entrepreneurial companies. Mr. O’Connor received a Bachelor of Science degree in Business Administration with an emphasis in accounting from San Jose State University and received a Certified Public Accountant license in 1972.

John Macneil, Ph.D.   Dr. Macneil is 48 years old and has more than 20 years of experience in the semiconductor industry. He is our Executive Vice President and Chief Technology Officer and a director, and has served in that capacity since December 2005. From July 2004 to December 2005, Dr. Macneil served as President and Chief Executive Officer and a director of Trikon Technologies, Inc. Dr. Macneil joined Trikon in 1996 as metallisation manager and became Vice President of Engineering in 1999, taking responsibility for product design and development. In July 2004, Dr. Macneil was appointed President and Chief Executive Officer. Prior to joining Trikon, Dr. Macneil served in various technology positions at Motorola and held senior technology positions in a number of research-driven organizations both in the United Kingdom and in the United States. Dr. Macneil earned a Ph.D. in Solid State Physics from Leicester University in 1983 and earned a Master of Business Administration degree from Cardiff University in 1996.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation received for services rendered to the company in all capacities for the fiscal years ended September 29, 2006 and September 30, 2005 by (i) each person who served as chief executive officer of the company and (ii) each of the other executive officers of the company who were serving as executive officers at September 29, 2006 and whose total compensation exceeded $100,000:

Summary Compensation Table

				Long-Term Compensation
				Restricted	Securities
	Fiscal	Annual Compensation		Stock	Underlying	All Other
	Year	Salary	Bonus	Awards ($)	Options/SAR	Compensation
Jerauld J. Cutini	2006	$368,654	$—	$—	300,000	$528	(1)
Director, President and Chief	2005	289,536	—	—	72,034	11,467
Executive Officer
Patrick C. O’Connor	2006	$343,764	$—	$—	250,000	$2,624	(2)
Executive Vice President,	2005	267,860	—	—	72,034	12,340
Chief Financial Officer
and Secretary
John Macneil(3)	2006	$265,143	$—	$—	200,000	$55,355	(4)
Director, Executive Vice
Presidentand Chief Technology Officer

(1)          This amount represents premiums paid for group term life insurance.

(2)          This amount represents premiums paid for group term life insurance and employer contributions to the Company’s 401(K) plan.

(3)          Dr. Macneil was appointed our Executive Vice President and Chief Technology Officer in December 2005 in connection with our merger transaction with Trikon Technologies, Inc. Prior to the merger transaction, Dr. Macneil served as Trikon’s President and Chief Executive Officer.

(4)          Represents $20,936 in car and fuel allowances and $34,419 of pension contributions on behalf of the officer.

Executive Officer Grants During Fiscal Year 2006

The following table sets forth each grant of stock options made during the fiscal year ended September 29, 2006 to each executive officer:

	Number of Securities Underlying Options	Percent of Total Granted to Employees in Fiscal	Exercise		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(2) ($)
	Granted (#)	Year	Price	Expiration Date	5%	10%
		(%)	($/sh)(1)
Jerauld J. Cutini	300,000	15.3%	$5.591	December 23, 2015	$1,054,845	$2,673,184
Patrick C. O’Connor	250,000	12.8%	$5.591	December 23, 2015	$879,037	$2,227,654
John Macneil	200,000	10.2%	$5.591	December 23, 2015	$703,230	$1,782,123

(1)          Represents the fair market value of the underlying securities based on the closing price per share of our common stock on the trading day prior to the option grant date as reported on the Nasdaq Global Market.

(2)          Represents the value of the shares of our common stock issuable upon the exercise of the option, assuming the stated rates of price appreciation for 10 years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the SEC and do not reflect our estimate of future stock appreciation. We cannot assure you that such rates of appreciation, or any appreciation, will be achieved.

Aggregated Stock Option Exercises in Fiscal Year 2006 and Year-End Option Values

The following table sets forth the number of exercisable and unexercisable options held by each of our executive officers at September 29, 2006:

	Shares Acquired on	Value Realized	Number of Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year End ($)(2)
Name	Exercise (#)	(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jerauld J. Cutini	—	$—	379,653	374,964	$959,474	$390,000
Patrick C. O’Connor	—	—	306,497	308,177	770,044	312,001
John Macneil	—	—	71,629	200,000	—	—

(1)          The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)          The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of our common stock on September 29, 2006, multiplied by the number of shares underlying the options. Market value of the underlying securities are based on the closing price of our stock on September 29, 2006, which was $3.80 per share as reported on the Nasdaq Global Market.

Employment Agreements

On April 4, 2006, we entered into employment agreements, each effective as of December 1, 2005, with Messrs. Cutini, O’Connor and Macneil, our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Technology Officer, respectively.

Mr. Cutini’s employment agreement includes, among other terms and conditions, an annual salary of $400,000, a grant of options to purchase 300,000 shares of our common stock at an exercise price of $5.591. Mr. Cutini’s employment agreement also provides that if he is terminated without cause or is constructively terminated before or within 12 months after the occurrence of a change in control, such as a merger or consolidation, Mr. Cutini will be eligible for a termination payment equal to 12 months of his then-current salary, and all options to purchase shares of our common stock then held by him that would have become vested within 12 months of his termination (assuming Mr. Cutini’s continued employment with the company) will immediately become 100% vested.

Mr. O’Connor’s employment agreement includes, among other terms and conditions, an annual salary of $375,000, a grant of options to purchase 250,000 shares of our common stock at an exercise price of $5.591. Mr. O’Connor’s employment agreement also provides that if he is terminated without cause or is constructively terminated before or within 12 months after the occurrence of a change in control, such as a merger or consolidation, Mr. O’Connor will be eligible for a termination payment equal to 12 months of his then-current salary, and all options to purchase shares of our common stock then held by him that would have become vested within 12 months of his termination (assuming Mr. O’Connor’s continued employment with the company) will immediately become 100% vested.

Dr. Macneil’s employment agreement includes, among other terms and conditions, an annual salary of 170,000 British pounds (approximately $320,000 at current exchange rates), a grant of options to purchase a number of shares of our common stock commensurate with his position, which in fiscal year 2006 was 200,000, and the use of a company car. Dr. Macneil’s employment agreement also provides that if he is made redundant by the company during his first 15 months of employment, he will be eligible for a termination payment equal to 12 months of his then-current salary. After his first 15 months of employment, if Dr. Macneil is made redundant by the company, he will be eligible for a termination payment equal to six months of his then-current salary.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and performance graph will not be incorporated by reference into any such filings, nor will they be deemed to be soliciting material or deemed filed with the SEC under the Securities Act or under the Securities Exchange Act.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of our board of directors oversees our executive compensation programs and equity plans, and is responsible for approving and reporting to our board of directors on the compensation of our executive officers, including the chief executive officer.

Since December 1, 2005, the compensation committee has consisted of Messrs. Fries, as Chair, Conn and Wiemer. All three members of the compensation committee are “independent directors” for purposes of the listing requirements for Nasdaq securities and are “outside directors,” as defined in Section 162(m) of the Internal Revenue Code.

Committee Responsibilities

The compensation committee, through delegation from our board of directors, is responsible for, among other things:

•       reviewing and approving performance goals and objectives relating to the compensation of the chief executive officer, evaluating his or her performance in light of those goals and objectives and determining his or her compensation based on such evaluation;

•       reviewing and approving all compensation for all other officers, directors and all other employees with a base salary greater than or equal to $150,000;

•       managing and reviewing all bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans; and

•       producing this annual report on executive compensation for inclusion in our proxy materials.

In discharging its duties, the compensation committee has sole authority, as it deems necessary, to retain or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the compensation committee believes to be necessary or appropriate. The compensation committee may also utilize the services of our outside legal counsel or our other advisors. In addition, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, except for responsibilities set forth in paragraphs 3 and 5 of Section IV of the compensation committee charter, any matters that involve executive compensation or any matters where the compensation committee has determined such compensation is intended to comply with Section 162(m) by virtue of being approved by a committee of “outside directors” as defined for purposes of Section 162(m).

In fiscal year 2006, certain executive officers and outside legal counsel attended meetings of the compensation committee. No officer was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the compensation committee met in executive session to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the chief executive officer.

Compensation Philosophy

We operate in a competitive industry. The compensation committee believes that the compensation programs for executive officers should be designed to: (a) attract and retain executive officers who possess the high-quality skills and talent necessary to achieve the our business objectives and (b) motivate executive officers to achieve these objectives. Our compensation philosophy is to:

•       align the interests of management and stockholders through the use of cash and equity incentives;

•       recognize and reward achievement of performance objectives; and

•       maintain flexible programs that can be modified in response to changes in competitive trends and our financial situation.

Elements of Executive Compensation

We implement our compensation philosophy through the following elements:

Base Salaries.   When establishing base salaries for executive officers, the compensation committee will consider the executive’s role, leadership responsibilities and performance during the past fiscal year as well as the amount of compensation paid to executive officers in similar positions at comparable and other select companies.

Equity Incentives.   A fundamental tenet of our compensation philosophy is that equity participation creates a vital long-term partnership between executive officers and other stockholders, and our equity program operates in alignment with this tenet.

Cash Incentives.   Cash bonus incentives incorporate both financial and individual performance measures that reinforce sustained growth of profits.

Other Benefits.   We provide other benefits to executive officers at a competitive level, including, for example, a car and fuel allowances, pension contributions, group term life insurance, a health care plan and a 401(k) plan.

Tax Policy.   Section 162(m) limits deductions for certain executive compensation in excess of $1.0 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The compensation committee endeavors to structure our compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. While the compensation committee considers deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility is not the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, certain compensation paid by us in the future may not be fully deductible under Section 162(m).

Chief Executive Officer Compensation

The compensation committee reviewed and approved the total compensation package offered to and accepted by Mr. Cutini, which is reflected in his employment agreement with the company entered into on April 4, 2006. The compensation committee performed such review in accordance with the principles of our compensation philosophy and the elements of executive compensation described above. Information considered by the compensation committee included competitive compensation data and Mr. Cutini’s record as the chief executive officer of the company. The compensation committee determined that the total compensation package offered to Mr. Cutini was appropriate under prevailing market conditions and that a package of materially lesser value would have been insufficient to secure Mr. Cutini’s services.

For fiscal year 2006, Mr. Cutini received salary in the amount of $368,654, an option grant to purchase 300,000 shares of our common stock at an exercise price of $5.591 per share and the company made premium payments for group life insurance on Mr. Cutini’s behalf in the amount of $528.

The compensation committee believes that long-term stockholder value was enhanced by the corporate and individual performance achievements of our executive officers in fiscal year 2006.

COMPENSATION COMMITTEE
David C. Fries, Chair
Richard M. Conn
Klaus C. Wiemer

AUDIT COMMITTEE REPORT

To the Board of Directors
of Aviza Technology, Inc.

December 18, 2006

Since December 1, 2006, the audit committee of our board of directors has consisted of Messrs. Anderson, as Chair, Wiemer and Ditmore, each of whom was determined by our board of directors to be “independent directors” for purposes of the listing requirements for Nasdaq securities. In addition, our board of directors designated Mr. Anderson as an “audit committee financial expert,” as that term is defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC and as our board of directors interprets that designation.

The audit committee oversees our internal accounting and financial reporting processes and the work of our independent registered public accounting firm. The audit committee also assists our board of directors in fulfilling its oversight responsibilities on matters relating to the quality and integrity of our financial statements, compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence. The audit committee meets with financial management personnel and separately with the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting processes, accounting policies, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for reviewing our quarterly financial statements, auditing our annual financial statements and expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed our audited financial statements for the fiscal year ended September 29, 2006 with our management and with Deloitte & Touche LLP, our independent registered public accounting firm. The audit committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the audit committee. The audit committee received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee also discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 29, 2006 for filing with the SEC.

The audit committee has appointed, subject to stockholder approval, Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007.

AUDIT COMMITTEE
Robert R. Anderson, Chair
Klaus C. Wiemer
Dana C. Ditmore

PERFORMANCE GRAPH

The following graph compares the cumulative total return on our common stock, the Nasdaq Composite Index and the RDG Semiconductor Composite Index from December 2, 2005, the first trading day of our common stock, through September 29, 2006, the end of fiscal year 2006. Past performance of our common stock is no indication of future performance.

COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
AMONG AVIZA TECHNOLOGY, INC., THE NASDAQ COMPOSITE INDEX
AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

*                    $100 invested on 12/2/05 in stock or on 11/30/05 in index-including reinvestment of dividends. Fiscal year ended September 29, 2006.

This graph was plotted using the following data:

	Cumulative Total Return
	12/05	12/05	1/06	2/06	3/06	4/06	5/06	6/06	7/06	8/06	9/06
AVIZA TECHNOLOGY, INC.	100.00	88.13	82.78	75.08	71.24	81.94	84.28	86.79	74.92	67.89	63.55
NASDAQ COMPOSITE INDEX	100.00	99.50	104.29	103.06	106.12	105.92	99.18	98.87	95.68	99.90	103.00
RDG SEMICONDUCTOR COMPOSITE INDEX	100.00	98.22	102.10	99.47	99.26	102.60	92.13	90.89	85.53	93.19	94.84

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended September 29, 2006, has accompanied or preceded this proxy statement. You may also access a copy of our Annual Report on Form 10-K in the Investor Relations section of our website, www.avizatechnology.com, or by writing to us at Aviza Technology, Inc., 440 Kings Village Road, Scotts Valley, California 95066, Attention: Secretary, or sending an email to ir@avizatechnology.com. Upon your request, we will provide, without any charge, a copy of any of our filings with the SEC.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that you return your proxy promptly and that your shares are represented. Stockholders are urged to complete, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Patrick C. O’Connor
Secretary
December 19, 2006

APPENDIX A

AVIZA TECHNOLOGY, INC.
2007 MANAGEMENT BONUS PLAN

1.     Purpose.   This 2007 Management Bonus Plan (this “Bonus Plan”) is intended to provide an incentive for superior work and to motivate eligible officers of Aviza Technology, Inc. (the “Company”) and its subsidiaries toward higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified officers. This Bonus Plan is for the benefit of Covered Officers (as defined below). The Bonus Plan is designed to ensure the bonuses paid hereunder to Covered Officers are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and interpretations promulgated thereunder.

2.     Covered Officers.   From time to time, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company may select certain key officers who are or who at some future date may be “covered employees” as defined in Section 162(m)(3) of the Code (the “Covered Officers”) to be eligible to receive bonuses hereunder.

3.     Administration.   Unless otherwise determined by the Board, the Compensation Committee shall have the sole discretion and authority to administer and interpret this Bonus Plan. At all times the Compensation Committee shall consist of at least two members of the Board who shall qualify as “outside directors” under Section 162(m) of the Code.

4.     Bonus Determinations.

(a)   A Covered Officer may receive a bonus payment under this Bonus Plan based upon the attainment of performance objectives which are established by the Compensation Committee and relate to financial, operational or other metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), including but not limited to: (i) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (ii) sales or revenue, (iii) acquisitions or strategic transactions, (iv) operating income (loss), (v) cash flow (including, without limitation, operating cash flow and free cash flow), (vi) return on capital, (vii) return on assets (including, without limitation, return on net assets), (viii) return on stockholders’ equity, (ix) economic value added, (x) stockholder returns, (xi) return on sales, (xii) gross or net profit margin, (xiii) productivity, (xiv) expenses, (xv) margins, (xvi) operating efficiency, (xvii) customer satisfaction, (xviii) working capital, (xix) earnings (loss) per share, (xx) price per share of equity securities, (xxi) market share and (xxii) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease, or as compared to results of a peer group.

(b)   Except as otherwise set forth in this Section 4(b): (i) any bonuses paid to Covered Officers under this Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals, (ii) bonus formulas for Covered Officers shall be adopted in each performance period by the Compensation Committee no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and (iii) no bonuses shall be paid to Covered Officers unless and until the Compensation Committee makes a certification with respect to the attainment of the performance objectives as required by Section 162(m) of the Code. The Compensation Committee shall have no discretion to increase the amount of a Covered Officer’s bonus as determined under the applicable bonus formula. Notwithstanding the foregoing, the Company may pay bonuses (including, without limitation, discretionary bonuses) to Covered Officers under this Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.

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(c)   The maximum bonus payable to a Covered Officer under this Bonus Plan shall not exceed $1,000,000 with respect to any calendar year.

(d)   The payment of a bonus to a Covered Officer with respect to a performance period shall be conditioned upon the Covered Officer’s employment with the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Officer’s termination of employment, retirement, death or disability.

(e)   All bonuses paid hereunder shall be subject to applicable state, federal and local tax withholding.

5.     Bonus Payments.   Bonuses awarded under this Bonus Plan shall be paid in cash and are not intended to be classified as deferred compensation for purposes of Section 409A of the Code (together with any regulations or other interpretive guidance that me be issued after the date hereof, “Section 409A”). This Bonus Plan shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. The Compensation Committee may, in its discretion, adopt such amendments to this Bonus Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Compensation Committee determines are necessary and appropriate to exempt any bonuses awarded under this Bonus Plan from Section 409A or to comply with the requirements of Section 409A.

6.     Amendment and Termination.   The Company reserves the right to amend or terminate this Bonus Plan at any time in its sole discretion. Any amendments to this Bonus Plan shall require stockholder approval only to the extent required by Section 162(m) of the Code.

7.     Stockholder Approval.   No bonuses shall be paid under this Bonus Plan unless and until the Company’s stockholders shall have approved this Bonus Plan and the Performance Goals as required by Section 162(m) of the Code. So long as this Bonus Plan shall not have been previously terminated by Company, it shall be resubmitted for approval by the Company’s stockholders in the fifth year after it shall have first been approved by the Company’s stockholders, and every fifth year thereafter. In addition, the Bonus Plan shall be resubmitted to the Company’s stockholders for approval as required by Section 162(m) of the Code if it is amended in any way which changes the material terms of the Plan’s Performance Goals set forth in the first paragraph of Section 4, including by materially modifying such Performance Goals, increasing the maximum bonus payable under the Bonus Plan or changing the Plan’s eligibility requirements.

8.     Governing Law.   This Bonus Plan shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflict of the law principles that would result in the application of any laws other than the laws of the State of Delaware.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AVIZA TECHNOLOGY, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Aviza Technology, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated December 19, 2006, and hereby appoints Jerauld J. Cutini and Patrick C. O’Connor, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of Aviza Technology, Inc. to be held on January 31, 2007, at 10:00 a.m.(PST), at the offices of the company, located at 440 Kings Village Road, Scotts Valley, California, 95066, and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

(Continued, and to be marked, dated and signed, on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

AVIZA TECHNOLOGY, INC.

January 31, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the company for fiscal year 2007	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	Jerauld J. Cutini C. Richard Neely, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3. Proposal to approve the Aviza Technology, Inc. 2007 Management Bonus Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your newaddress in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please  give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.